UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2012

SP BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34933	27-3347359
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
if Incorporation)		Identification No.)

5224 West Plano Parkway, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 931-5311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 17, 2012, SP Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors, the approval of the SP Bancorp, Inc. 2012 Equity Incentive Plan and the ratification of independent registered public accountants.  On March 31, 2012, the record date, there were 1,716,800 shares of the Company’s common stock outstanding and entitled to be cast and of these outstanding shares 1,368,215 shares voted.  A breakdown of the votes cast is set forth below.

1.	The election as director of the nominees listed below to serve for a three-year term

			Broker
	For	Withheld	Non-Votes

P. Stan Keith	982,276	10,425	375,514

Lora J. Villarreal	979,751	12,950	375,514

Jeffrey B. Williams	979,876	12,825	375,515

2.	The approval of the SP Bancorp, Inc. 2012 Equity Incentive Plan.

		Broker
For	Against	Abstain	Non-Votes
857,821	134,580	300	n/a

3.	The ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the year ending December 31, 2012.

For	Against	Abstain
1,336,984	30,881	350

The information in the preceding paragraph, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.       Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SP BANCORP, INC.
DATE: May 21, 2012	By: /s/Jeffrey L. Weaver
Jeffrey L. Weaver
President and Chief Executive Officer